UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2015 (November 19, 2015)

UNION PACIFIC CORPORATION

(Exact name of registrant as specified in its charter)

Utah	1-6075	13-2626465
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1400 Douglas Street, Omaha, Nebraska	68179
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (402) 544-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective November 19, 2015, the Board of Directors (the “Board”) of Union Pacific Corporation (the “Company”) amended the By-Laws of Union Pacific Corporation (the “By-Laws”) to provide for “proxy access” by eligible shareholders.

Article I, Section 12 of the By-Laws, as amended, provides for a shareholder, or a group of up to 20 shareholders, that has continuously owned at least 3% of the Company’s outstanding common stock for at least three years, to nominate and include in the Company’s proxy materials up to the greater of two directors or 20% of the number of the Company’s directors then in office, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the By-Laws.  The Board also amended the By-Laws to address the conduct of shareholder meetings and make other clarifying or conforming amendments.

The foregoing description of the amendments to the By-Laws is qualified in its entirety by reference to the By-Laws, which are attached hereto as Exhibit 3.2 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

3.2By-Laws of Union Pacific Corporation (as amended, effective November 19, 2015).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 19, 2015

UNION PACIFIC CORPORATION

By:	/s/ James J. Theisen, Jr.
James J. Theisen, Jr.
Associate General Counsel

Exhibit Index

3.2By-Laws of Union Pacific Corporation (as amended, effective November 19, 2015).